SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement    [_]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Concero Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [_]  No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
               Common Stock, $0.01 par value

          (2)  Aggregate number of securities to which transaction applies:
               10,237,890

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               $0.50 (maximum anticipated distribution per share) x 10,237,890 (aggregate number of shares outstanding)

          (4)  Proposed maximum aggregate value of transaction: $5,118.945

          (5)  Total fee paid: $1,023.79

     [_]  Fee paid previously with preliminary materials

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: $1,023.79

          (2)  Form, Schedule or Registration Statement No.: Schedule 14A

          (3)  Filing Party: Concero Inc.

          (4)  Date Filed: November 21, 2002

                                  CONCERO INC.

                                October 31, 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 annual meeting of stockholders of Concero Inc., which will be held at the offices of Andrews Kurth LLP at 111 Congress Avenue, Suite 1700, Austin, Texas on Tuesday, December 2, 2003 at 9:00 a.m. (Central Time). Details of the business to be conducted at the meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. After careful consideration, our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote in favor of all such proposals.

     As you may recall, in December 2002, Concero mailed a proxy statement to stockholders relating to a special meeting scheduled for December 30, 2002, for the purposes of ratifying and approving a Plan of Complete Liquidation, Dissolution and Distribution (the "Plan of Dissolution"). However, subsequent to the mailing of the proxy statement but prior to the planned December 30, 2002 meeting date, a party unaffiliated with Concero or any member of our management contacted our Board of Directors regarding a proposed acquisition of a controlling interest in Concero. Discussions with this third party were at an early stage at the time of the December 30, 2002 meeting date. To provide our Board of Directors with additional time to evaluate the proposed alternative transaction, the original December 30, 2002 meeting was convened but then immediately adjourned until January 7, 2003. Discussions with the third party continued throughout the spring of 2003, which caused the Company to further adjourn the special stockholders meeting (without any action being taken on the Plan of Dissolution) following January 29, 2003 until an unspecified future date. The discussions with the party that proposed the alternative transaction have since terminated and our Board of Directors has determined to proceed with the Plan of Dissolution.

     The Plan of Dissolution is being proposed because our Board of Directors believes that, if adopted, the Plan of Dissolution would enhance stockholder value. Because of the uncertainties as to the precise net realizable value of our assets that we have not yet sold and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values, if any, which may ultimately be distributed to our stockholders or the timing of distributions if the Plan of Dissolution is approved. However, based upon information presently available to us, we believe our stockholders could receive aggregate proceeds from a liquidation of approximately $0.46 per share with the initial distribution of liquidation proceeds of approximately $0.36 per share to occur not later than the first fiscal quarter of 2004. We currently anticipate that the majority of the remaining proceeds from the liquidation, if any, would be distributed over a period of approximately three years.

     You may vote your shares by signing, dating, and returning the enclosed proxy promptly in the accompanying reply envelope. Representation of your shares at the annual meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly. If you are able to attend the meeting and wish to change your proxy vote, you may do so simply by voting in person at the meeting. We look forward to seeing you at the meeting.

                                        Sincerely,

                                        The Concero Inc. Board of Directors

                                  CONCERO INC.
                                40 FULTON STREET
                            NEW YORK, NEW YORK 10038

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 2, 2003

TO THE STOCKHOLDERS OF CONCERO INC.:

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Concero Inc., a Delaware corporation (the "Company"), will be held on Tuesday, December 2, 2003 at 9:00 a.m., local time, at the offices of Andrews Kurth LLP at 111 Congress Avenue, Suite 1700, Austin, Texas for the following purposes:

     1. to approve and adopt the Plan of Complete Liquidation, Dissolution and Distribution, in the form of Exhibit A to the accompanying proxy statement (the "Plan of Dissolution"), and such further actions as may be necessary or desirable to consummate such transaction;

     2. to elect four directors to serve until the next annual stockholders' meeting, or in each case until their respective successors have been elected and qualified;

     3. to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

     4. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on October 30, 2003 are entitled to notice of, and to vote at, the meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices.

     Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares are voted. You may revoke your proxy at any time. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy card will assist us in preparing for the meeting. The foregoing matters are described in more detail in the enclosed proxy statement.

                                        By Order of the Board of Directors,

                                        Kevin Kurtzman
                                        President, Chief Executive Officer
                                        and Secretary

Austin, Texas
October 31, 2003

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS .............................    1
GENERAL INFORMATION ...................................................................    7
   Voting .............................................................................    7
   Proxies ............................................................................    7
   Solicitation .......................................................................    7
   Deadline for Receipt of Stockholder Proposals ......................................    7
SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .......................    8
PROPOSAL 1: APPROVAL AND ADOPTION OF THE PLAN OF DISSOLUTION ..........................    9
   General Overview ...................................................................    9
   Company Background .................................................................    9
   Reasons for Adopting the Plan ......................................................   10
   The Plan of Dissolution ............................................................   11
      Dissolution Under Delaware Law ..................................................   11
      Description of the Dissolution Process ..........................................   12
      Conduct Following the Dissolution ...............................................   13
      Right to Modify, Amend or Terminate the Plan of Dissolution .....................   13
      Liquidating Distributions; Nature; Amount; Timing ...............................   13
      Sales of Our Assets .............................................................   15
      Continuing Insurance ............................................................   15
      Reporting Requirements ..........................................................   15
      Contingent Liabilities; Contingency Reserve; Liquidating Trust ..................   15
      Final Record Date ...............................................................   17
      Trading of Common Stock and Interests in Any Liquidating Trust or Trusts ........   17
      Absence of Appraisal Rights .....................................................   18
      Regulatory Approvals ............................................................   18
   Certain Federal and State Income Tax Consequences ..................................   18
      Federal Income Taxation of the Company ..........................................   18
      Federal Income Taxation of the Stockholders .....................................   19
      Liquidating Trusts ..............................................................   19
      State and Local Tax .............................................................   20
      Backup Withholding ..............................................................   20
   Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan
      of Dissolution ..................................................................   20
   Selected Financial Data ............................................................   22
   Interests of Directors and Officers in the Plan of Dissolution .....................   25
   Vote Required and Recommendation of the Board of Directors .........................   26
PROPOSAL 2: ELECTION OF DIRECTORS .....................................................   26
   General ............................................................................   26
   Nominees for Director ..............................................................   26
   Board and Committee Meetings .......................................................   27
   Committees of the Board of Directors ...............................................   27
   Director Compensation and Indemnification Agreements ...............................   27
   Vote Required and Recommendation of the Board of Directors .........................   28
EXECUTIVE COMPENSATION ................................................................   28
   Summary Compensation Information ...................................................   28
   Stock Options and Stock Appreciation Rights ........................................   29
   Employment Contracts and Change of Control Arrangements ............................   31
   Key-Person Life Insurance ..........................................................   32
   Compensation Committee Interlocks and Insider Participation ........................   32


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

   Board Compensation Committee Report on Executive Compensation During 2002 ..   32
   Report of the Board of Directors on Audit Matters ..........................   34
   Stock Performance Graph ....................................................   35
   Certain Transactions with Management .......................................   36
PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS ..............................   36
   Audit Services .............................................................   37
   Audit-Related Services .....................................................   37
   Tax Services ...............................................................   37
   Other Services .............................................................   37
   Vote Required and Recommendation of the Board of Directors .................   37
ITEMS NOT INCORPORATED BY REFERENCE ...........................................   37
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT .............................   37
ADDITIONAL INFORMATION ........................................................   38
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING ...............................   38


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

                                  CONCERO INC.
                                40 FULTON STREET
                            NEW YORK, NEW YORK 10038

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                     FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                DECEMBER 2, 2003

     Proxies in the form enclosed with this Proxy Statement are solicited on behalf of the Board of Directors of Concero Inc., a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders of the Company to be held on Tuesday, December 2, 2003 at 9:00 a.m., local time (the "Annual Meeting") or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     The Annual Meeting will be held at the offices of Andrews Kurth LLP at 111 Congress Avenue, Suite 1700, Austin, Texas. This proxy statement and the accompanying proxy card are first being mailed on or about November 6, 2003 to all stockholders entitled to vote at the Annual Meeting.

            QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

What are the purposes of the Annual Meeting?

     o At the Annual Meeting, stockholders will be asked to consider and vote on proposals to: approve the Plan of Complete Liquidation, Dissolution and Distribution (the "Plan of Dissolution") attached as Exhibit A; elect four members to the Board of Directors; and ratify the appointment of Ernst & Young LLP as our independent auditors.

Wasn't action on the Plan of Dissolution taken by stockholders at the special meeting held in December 2002?

     o No. Beginning on December 9, 2002, the Company mailed a proxy statement to stockholders relating to a special meeting scheduled for December 30, 2002 for the purposes of ratifying and approving the Plan of Dissolution. However, subsequent to the mailing of the proxy statement but prior to the planned date of the special stockholders' meeting on December 30, 2002, a party unaffiliated with the Company or any member of our management contacted our Board of Directors regarding a proposed acquisition of a controlling interest in the Company. Discussions with this third party were at an early stage at the time of the December 30, 2002 meeting date. To provide our Board of Directors with additional time to evaluate the proposed alternative transaction, the original December 30, 2002 meeting was convened but then immediately adjourned until January 7, 2003. Discussions with the third party continued throughout January, which caused the Company to further adjourn the special stockholders meeting (without any action on the Plan of Dissolution) following January 29, 2003 until an unspecified future date.

Why has the Board adopted the Plan of Dissolution?

     o Our Board of Directors has determined that it would not be advisable to continue to operate the Company on an independent basis given our limited cash resources and the unsatisfactory results of our efforts to obtain customers for our products, and that, considering these factors, a decision to continue the development and marketing of our products might ultimately jeopardize the assets that might otherwise remain available to stockholders in a liquidation. Additionally, our Board of Directors recognized that it was reasonably unlikely that we would receive, within a reasonable period of time under the circumstances, any viable offer to engage in an attractive, alternative transaction. See "Proposal 1: Approval and Adoption of the Plan of Dissolution -- Reasons for Adopting the Plan."

     o After considering a variety of factors, including (i) the precipitous decline in our revenue; (ii) the highly unlikely improvement of sales for the foreseeable future; (iii) the deemed unlikely availability of reasonable financing to raise the capital necessary to complete product trials; (iv) indications that, despite significant cutbacks in our workforce, significant operating losses would continue; (v) the likely inability to gain rapid market acceptance for products; (vi) prevailing negative economic conditions both generally and within the software industry; (vii) our inability to identify an acceptable buyer, strategic alliance partner or merger candidate; and (viii) the significant risks associated with restructuring our business, including the risk that positive operating income could not be reached prior to insolvency, our Board of Directors concluded that the liquidation of the Company was in the best interests of stockholders, and, accordingly, on August 8, 2002 approved a resolution directing the cessation of the Company's operations and the liquidation of the Company. See "Proposal 1: Approval and Adoption of the Plan of Dissolution -- Reasons for Adopting the Plan."

What will happen if the Plan of Dissolution is approved?

     o If the Plan of Dissolution is approved, we will take the following actions:

     o file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

     o continue to only conduct business operations to the extent necessary to wind-up our business affairs;

     o continue to attempt to convert all of our remaining assets into cash or cash equivalents in an orderly fashion;

     o continue to pay or attempt to adequately provide for the payment of all or our known obligations and liabilities;

     o establish a contingency reserve designed to satisfy any additional liabilities; and

     o distribute pro rata in one or more liquidating distributions to or for the benefit of our stockholders, as of the applicable record date(s), all of our remaining assets.

See "Proposal 1: Approval and Adoption of the Plan of Dissolution -- The Plan of Dissolution -- Description of the Dissolution Process."

What will happen if the Plan of Dissolution is not approved?

     o If the Plan of Dissolution is not authorized and approved by the stockholders, our Board of Directors will continue to manage the company as a publicly owned entity and will explore what, if any, alternatives are then available to maximize stockholder value.

Can the Plan of Dissolution be modified, amended or terminated?

     o The Board may modify or amend the Plan of Dissolution at any time without stockholder approval, if it determines that such action would be in the best interests of the Company and its stockholders. If any amendment or modification appears necessary, and in the judgment of the Board of Directors would materially and adversely affect the interest of stockholders, the Board of Directors is required to submit such amendment or modification to stockholders for approval. The Board of Directors may terminate the Plan of Dissolution without stockholder approval at any time, if it determines that termination would be in the best interest of the Company and its stockholders.

When will stockholders receive payment of any available liquidation proceeds?

     o We are currently unable to predict the precise timing of any distributions pursuant to the Plan of Dissolution. The timing of any distributions will be determined by our Board of Directors and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our significant


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

          remaining liabilities and obligations, including contingent claims. We anticipate that the initial distribution proceeds will be made to stockholders not later than the first fiscal quarter of 2004. Thereafter, as we liquidate our remaining assets and properties, we will distribute available liquidation proceeds, if any, to stockholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of three years. See "Proposal 1:
          Approval and Adoption of the Plan of Dissolution -- The Plan of Dissolution -- Liquidating Distributions; Nature; Amount; Timing."

     o In addition, the existence of contingent claims could delay the making of any distributions in connection with the Plan of Dissolution.

What will stockholders receive in the liquidation?

     o Because of the uncertainties as to the precise net realizable value of our assets that we have not yet sold and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values, if any, which may ultimately be distributed to our stockholders or the timing of distributions if the Plan of Dissolution is approved. However, based upon information presently available to us, we believe our stockholders could receive aggregate proceeds from a liquidation of approximately $0.46 per share with the initial distribution of liquidation proceeds of approximately $0.36 per share to occur not later than the first fiscal quarter of 2004. See "Proposal 1: Approval and Adoption of the Plan of Dissolution -- The Plan of Dissolution -- Liquidating Distributions; Nature; Amount; Timing." We are unable at this time to predict the precise nature, amount and timing of any additional distributions.

     o In addition, we may incur additional liabilities arising out of contingent claims that are not yet reflected as liabilities on our balance sheet. We are unable at this time to predict what amount, if any, may be paid on these contingent claims. We are unable at this time to predict the precise nature, amount and timing of any distributions, due in part to our inability to predict the net value of our non-cash assets and the ultimate amount of our liabilities, many of which have not been settled. See "Proposal 1: Approval and Adoption of the Plan of Dissolution -- The Plan of Dissolution -- Contingent Liabilities; Contingency Reserve; Liquidating Trust." The sale of our non-cash assets could yield less than we expect, we may incur additional liabilities, or the settlement of our existing liabilities (including contingent claims) could cost more than we anticipate, any of which could result in a substantially lower distribution to our stockholders.

Do directors and officers have interests in the plan of dissolution that differ from mine?

     o In considering the Board of Directors' recommendation to approve the Plan of Dissolution, you should be aware that some of the directors and officers may have interests that are different from or in addition to your interests as a stockholder. For a detailed description of the interests of directors and officers that differ from yours, see "Proposal 1: Approval and Adoption of the Plan of Dissolution -- Interests of Directors and Officers in the Plan of Dissolution."

Can I still sell my shares?

     o Yes, you may sell your shares at this time. However, if the Plan of Dissolution is approved by the stockholders, it is likely that we will close our stock transfer books and restrict transfers of our common stock after filing the Certificate of Dissolution with the State of Delaware, which will occur promptly following the Annual Meeting. See "Proposal 1: Approval and Adoption of the Plan of Dissolution -- The Plan of Dissolution -- Final Record Date."

What are the tax consequences of the liquidation?

     o Generally, as a result of our liquidation, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the aggregate fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of our capital stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto. Any loss will generally be recognized only when the final distribution from us has been received, which may be as long as three years after the date that the Plan of Dissolution is adopted. See "Proposal 1:
          Approval and Adoption of the Plan of Dissolution -- Certain Federal and State Income Tax Consequences."

     o Tax consequences to stockholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

Who is entitled to vote?

     o The record date for the Annual Meeting is October 30, 2003. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, there were 10,237,890 shares of common stock outstanding.

     o Except as otherwise required by law, the holders of shares of our common stock vote together as a single class on all matters presented to the stockholders. Each registered holder of common stock of record at the close of business on October 30, 2003 is entitled to one vote per share on each matter to be voted on at the Annual Meeting.

How many votes are required to authorize and approve each proposal?

     o The authorization and approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

     o The four nominees receiving the greatest number of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to our Board of Directors, even if any such nominee receives the vote of less than a majority of the outstanding shares.

     o The ratification of Ernst & Young LLP as independent auditors requires the affirmative vote of at least a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

     o Members of our Board of Directors and our executive officers who hold (or are deemed to hold) as of the record date for the Annual Meeting an aggregate of 4.1 million shares of common stock (approximately 39% of the outstanding shares of common stock as of the record date) have indicated that they will vote for all proposals described herein and each director nominee named herein.

How does the Board of Directors recommend I vote on the proposals?

     o Our Board of Directors recommends that you vote "FOR" the authorization and approval of the Plan of Dissolution, "FOR" the ratification of Ernst & Young LLP as independent auditors, and "FOR" the election of each director nominee named herein.

What if my shares are held in "street name" by a broker?

     o If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

How many shares must be present to hold the Annual Meeting?

     o A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present for quorum purposes at the Annual Meeting.


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

What if a quorum is not present at the Annual Meeting?

     o If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

     o You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

     o If your shares are held in "street name" by broker, bank or other nominee, and such holder permits, you may vote by telephone or the internet. You should check the voting form used by that firm to determine whether you will be able to vote by telephone or the internet.

     o You may vote in person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of our common stock on October 30, 2003, the record date for voting at the Annual Meeting.

What if I submitted a proxy for the December 30, 2002 meeting?

     o You must submit a new proxy even if one was properly submitted in connection with the December 2002 proxy statement, whether or not you wish to revoke your proxy or change your vote. Any previously submitted proxy is not valid for the Annual Meeting.

Can I change my vote after I submit my proxy?

     o Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

          o    signing another proxy with a later date;

          o giving written notice of the revocation of your proxy to our Secretary prior to the Annual Meeting; or

          o    voting in person at the Annual Meeting.

What if I do not specify how my shares are to be voted?

     o If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the directors proposed by our Board of Directors unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, your shares will be voted FOR the approval of Proposals 1 and 3 described in the accompanying notice and this proxy statement, and you will give the proxies the discretion to vote on other matters that may properly come before the Annual Meeting.

Will any other business be conducted at the Annual Meeting?

     o At this time, our Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other proposal properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote all shares for which they have been delegated discretionary voting power in the enclosed proxy in accordance with their best judgment.


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

Do I have dissenters' appraisal rights with respect to the Plan of Dissolution?

     o No. Under Delaware law, stockholders will not have dissenters' appraisal rights in connection with the Plan of Dissolution.

What do stockholders need to do now?

     o After carefully reading and considering the information contained in this proxy statement, each stockholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the Annual Meeting. A majority of shares entitled to vote must be represented at the Annual Meeting to enable us to conduct business at the meeting.

Who can help answer questions?

     o If you have any additional questions about the proposed Plan of Dissolution or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact Concero at (512) 343-6581. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                               GENERAL INFORMATION

Voting

     The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On October 30, 2003, the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, we had outstanding 10,237,890 shares of our common stock. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Instructions withholding voting authority as to any nominee for election as a director will have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular nominee.

Proxies

     If the enclosed form of proxy is properly signed and returned, the share represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 1 and 3 and FOR the election of each director nominee described under Proposal 2 in the accompanying notice and this proxy statement and will give the proxies the discretion to vote on other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our executive offices at 40 Fulton Street New York, New York 10038, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in the names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our next annual meeting of stockholders and included in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices and addressed to our Corporate Secretary, not later than the date which is 120 calendar days prior to October 31, 2004. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless we receive notice in the manner specified in the previous sentence, persons acting as proxies shall have discretionary authority to vote against any proposal presented at that annual meeting of stockholders. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of October 30, 2003 by:

     o each person who is known by us to be a beneficial owner of more than 5% of our common stock;

     o    each of our directors;

     o our chief executive officer during our last fiscal year, each of our other four most highly compensated executive officers who were serving as executive officers at the end of our last fiscal year, and our current chief executive officer and chief financial officer; and

     o    all current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes shares of common stock underlying options or warrants held by such persons that are exercisable within sixty (60) days of October 30, 2003 The percentage of beneficial ownership is based on 10,237,890 shares of common stock outstanding as of October 30, 2003.

     Our common stock is the only class of voting securities outstanding.

                                                                                Shares                    Percentage
Beneficial Owner                                                          Beneficially Owned     of Shares Beneficially Owned
----------------                                                          ------------------     ----------------------------
Wade E. Saadi (1) ....................................................         1,693,393 (2)                 16.4%
Edward C. Ateyeh, Jr. (1) ............................................         1,693,392 (3)                 16.4
Edgar G. Saadi (1) ...................................................         1,630,093 (4)                 15.9
W. Frank King, Ph.D. .................................................           641,046 (5)                  6.2
Kevin B. Kurtzman ....................................................            84,841 (6)                  *
Timothy D. Webb (7) ..................................................            84,000                      *
John M. Velasquez (7) ................................................            49,470                      *
Wayne E. Mock (7) ....................................................             2,443                      *
Keith D. Thatcher (7) ................................................                 0                      *
All current directors and officers as a group (four persons) .........         4,112,672 (8)                 38.7%

------------
*    Indicates less than one percent of the outstanding common stock.

(1) Such person's address is c/o Pencom Systems Incorporated, 40 Fulton Street, New York, New York 10038.

(2) Includes exercisable warrants to purchase 14,705 shares of common stock and exercisable options to purchase 63,303 shares of common stock, of which 15,000 shares are unvested. All of Mr. Saadi's unvested shares will vest immediately prior to the dissolution of Concero.

(3) Includes exercisable warrants to purchase 14,704 shares of common stock and exercisable options to purchase 63,303 shares of common stock, of which 15,000 shares are unvested. All of Mr. Ateyeh's unvested shares will vest immediately prior to the dissolution of Concero.

(4)  Includes exercisable warrants to purchase 14,708 shares of common stock.

(5) Includes exercisable options to purchase 148,000 shares of common stock, of which 47,000 shares are unvested. The address for Mr. King is 24 Pascal Lane, Austin, Texas 78746. All of Mr. King's unvested shares will vest immediately prior to the dissolution of Concero.

(6) Includes exercisable options to purchase 84,841 shares of common stock, of which 15,000 shares are unvested. All of Mr. Kurtzman's unvested shares will vest immediately prior to the dissolution of Concero.

(7) Terminated employment not later than January 2003. Stated beneficial ownership for this individual is based on information known by Concero as of such termination.

(8)  See notes (2), (3), (5) and (6).

          PROPOSAL 1: APPROVAL AND ADOPTION OF THE PLAN OF DISSOLUTION

General Overview

     Our Board of Directors adopted resolutions on November 15, 2002, which authorized, subject to stockholder approval, the orderly liquidation of our assets pursuant to the Plan of Dissolution. The Plan of Dissolution provides that, if the requisite approval of our stockholders is received, our officers and directors will undertake our complete liquidation and dissolution. After the date the Plan of Dissolution is adopted by our stockholders, we will not engage in any business activities, except for the purpose of preserving the value of our assets, prosecuting and defending lawsuits by or against us, adjusting and winding up our business and affairs, selling and liquidating our properties and assets, including our intellectual property and other intangible assets, paying our creditors, terminating commercial agreements and relationships and preparing to make distributions to stockholders, in each case in accordance with the Plan of Dissolution. If the Plan of Dissolution is approved by our stockholders, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware promptly after the Annual Meeting.

     Our Board of Directors may, at any time, in addition to or in substitution for Messrs. Webb and Mock, retain a third party to complete the liquidation of our remaining assets and distribute proceeds from the sale of assets to our stockholders pursuant to the Plan of Dissolution. This third-party management may involve a liquidating trust, which, if created, would succeed to all of our assets, liabilities and obligations. Our Board of Directors may appoint one or more of our directors or officers or a third party to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within three years after the date our Certificate of Dissolution is filed with the State of Delaware, we will transfer our remaining assets to a liquidating trust if we have not already done so. Your authorization and approval of the Plan of Dissolution will also constitute your approval of any appointment and compensation of such trustees.

     Certain material features of the Plan of Dissolution are summarized below. This summary is qualified by reference to the complete text of the Plan of Dissolution and the relevant portions of the Delaware General Corporation Law. A complete copy of the Plan of Dissolution is attached to this proxy statement as Exhibit A.

     STOCKHOLDERS SHOULD CAREFULLY READ THE PLAN OF DISSOLUTION IN ITS ENTIRETY.

Company Background

     For more than a decade, we provided software development services to customers that were innovators, early technology adopters and market leaders. Prior to the incorporation of Concero in 1996, we conducted our business and operations as the software division of Pencom Systems Incorporated. Pencom determined that its software division would be better able to meet the mission-critical needs of its clients by defining its own priorities as an independent entity and, in October 1996, Pencom contributed the assets and associated liabilities of its software division to the Company. We completed the initial public offering of our common stock in June 1997.

     In 1999, we undertook a change in our business focus from software development services to strategic consulting for the definition, design, development and deployment of e-business services. Our management team executed a strategy of providing high value-added e-business services emphasizing relationships with leading technology providers aligned with our e-business focus, including Vignette Corporation, Scientific-Atlanta and Mercury Interactive.

     As a result of this change in strategy and a robust U.S. economy, we experienced significant revenue growth during the period from the beginning of 1999 through the second quarter of 2000. Our revenue increased 25% to $57.3 million in 2000 from $45.8 million in 1999; however, beginning in the third quarter of 2000, the market for e-business services began to deteriorate and our revenue declined precipitously. In the second half of 2000, we experienced a 17% decrease in revenue as compared to the first half of 2000. Although we reported net income of $1.7 million for the first half of 2000, we experienced a net loss of $5.6 million for the second half of 2000, resulting in a net loss of $3.9 million for the year. We believe that our revenue decrease was primarily attributable to reduced and deferred spending by Internet-related technology businesses resulting from a deteriorating business climate for technology companies, particularly those focused on e-business.

     Beginning in late 2000, our board of directors began an extensive analysis of our business affairs and rapidly declining revenue, as well as our overall financial condition. As a result of this analysis, we initiated cost reduction measures in late 2000, including the closure of our Seattle office and a workforce reduction and hiring freeze, which reduced our total headcount from 508 at the end of the third quarter of 2000 to 457 at the end of 2000. Additionally, we narrowed our service offerings around strategy, enterprise portals, content chains and interactive television.

     In 2001, our performance continued to be considerably and negatively affected by a weakening U.S. economy and substantial decreases in capital spending by our customers and potential customers. For the year 2001, our revenue declined by 65% to $20.2 million from $57.3 million in 2000, resulting in a net loss of $21.7 million. We continued to provide strategic consulting skills with deep technology and integration expertise to our remaining customers; however, we further narrowed our focus around interactive television. During 2001, we also began development of our Marquee software suite to enable on-demand interactive television applications and services, which we believed would leverage our technical expertise and marketing alliances around interactive television. As a result of continued analysis and extensive discussion of our business affairs and financial condition by our board of directors, we implemented additional cost reduction measures in 2001 to further reduce our cost structure. These additional cost reduction measures included the closure of our Boston, Chicago, Los Angeles, New York and San Francisco offices, efforts to mitigate the expense of lease commitments associated with our unused Austin office space, and dramatic reductions our headcount to 76 by the end of 2001.

     During the first half of 2002, we devoted our efforts to the launch of the Marquee software suite, including product development, marketing and sales. These marketing and selling activities included extensive participation in trade shows and the solicitation of potential customers. Marquee was first demonstrated at the National Cable & Telecommunications Association's "Cable 2002" trade show in May 2002. This was followed by an expanded demonstration at the Cable Television Administration and Marketing convention in July 2002. Our sales team conducted following up meetings and technology review sessions with many of the major North American cable operators. The focus of these discussions was to initiate customer trials of Marquee during the second half of 2002. Despite our efforts to develop and promote the Marquee software suite, we continued to experience significant losses. For the six months ended June 30, 2002, we reported total revenue of $996,000 and a net loss of $2.4 million.

     Our common stock was involuntarily delisted from the Nasdaq National Market effective in early August 2002 as a result of our failure to meet the minimum required bid price and market value of public float. Our common stock then traded on the over-the-counter bulletin board through approximately May 29, 2003 and subsequently has traded in the over-the-counter pink sheets.

Reasons for Adopting the Plan

     Our Board of Directors has been kept informed continuously of our business, affairs and financial condition and, beginning in late 2000, has convened numerous special meetings in addition to regularly scheduled meetings to consider means to address our deteriorating business and financial performance and condition. Our Board of Directors was encouraged by the initial positive market reaction to Marquee at the "Cable 2002" trade show and Cable Television Administration and Marketing convention. However, our potential customers remained pressured to reduce and defer expenses in light of the deterioration of general economic conditions in the United States. Our Board of Directors concluded that in order to continue to pursue customer product trials, we would need to raise additional capital before the end of 2002. Moreover, there was no assurance that Marquee would be successful in product trials or generate significant revenue. Our Board of Directors and senior management team engaged in extensive discussions and market research regarding our ability to raise additional capital, and concluded that our progress to date in marketing Marquee and the poor state of the capital markets would not be sufficient to raise additional capital.

     Beginning in mid-2001, our Board of Directors and senior management team investigated various potential strategic alternatives and engaged in inquiries regarding possible merger and asset sale transactions with potential business partners in an effort to protect the interests of stockholders and enhance stockholder value. These discussions included the marketing and sale of the Marquee product and related assets. Throughout the period, our management engaged in discussions with numerous companies regarding various strategic transactions, including mergers, asset sales or strategic licensing arrangements. Our Board of Directors received comparisons of the Company's net asset value to the prices at which our common stock was trading at different points in time and analyzed the results of management's investigation of various acquisition, investment and strategic partnering opportunities. Few of those discussions resulted in serious proposals for consideration by our Board of Directors. Our management reviewed all credible potential transactions with the Board of Directors at its periodic meetings and concluded that none of these potential transactions was in the best interest of our stockholders.

     In the summer of 2002, our Board of Directors determined that it would not be advisable to continue to operate the Company on an independent basis indefinitely given our limited cash resources and the unsatisfactory results of our efforts to obtain customers for our Marquee software suite, and that, considering these factors, a decision to continue the development and marketing of Marquee might ultimately jeopardize the assets that otherwise may have been available to stockholders in a liquidation. Additionally, our Board of Directors recognized that it was reasonably unlikely that we would receive, within a reasonable period of time under the circumstances, any viable offer to engage in an attractive, alternative transaction.

     After considering a variety of factors, including (i) the precipitous decline in our revenue; (ii) the highly unlikely improvement of sales for the foreseeable future; (iii) the deemed unlikely availability of reasonable financing to raise the capital necessary to complete Marquee product trials;
(iv) indications that, despite significant cutbacks in our workforce, significant operating losses would continue; (v) the likely inability to gain rapid market acceptance for Marquee; (vi) prevailing negative economic conditions both generally and within the software industry; (vii) our inability to identify an acceptable buyer, strategic alliance partner or merger candidate; and (viii) the significant risks associated with restructuring our business, including the risk that positive operating income could not be reached prior to insolvency, our Board of Directors concluded that the liquidation of the Company was in the best interests of stockholders, and accordingly, on August 8, 2002 approved a resolution directing the cessation of the Company's operations and the liquidation of the Company.

     Following the August 8, 2002 meeting of the Board of Directors, we have been engaged in the process of (i) soliciting potential buyers for Marquee and other assets (such as furniture and equipment) and (ii) performing significant diligence to determine our known and contingent liabilities. On November 15, 2002, our Board of Directors adopted the Plan of Dissolution. Pursuant to the Plan of Dissolution, we intend to convert all of our remaining assets to cash and to implement the Plan of Dissolution, whereby we would satisfy or settle all of our remaining liabilities, establish appropriate reserves for any remaining contingencies, pay the premiums on additional insurance to cover certain contingencies and distribute our remaining cash, if any, to our stockholders.

     In January 2003, we completed the sale of our Marquee software suite and related assets to Motorola, Inc. in consideration of the extinguishment of approximately $333,333 in liabilities owed by us to Motorola.

     In mid-December 2002, a party unaffiliated with the Company or any member of our management contacted our Board of Directors regarding a proposed acquisition of a controlling interest in the Company. Discussions with this party stalled in late February 2003 and our Board determined to continue proceeding with the Plan of Dissolution.

The Plan of Dissolution

     Dissolution Under Delaware Law

     Section 275 of the Delaware General Corporation Law provides that a corporation may dissolve upon either (a) a majority vote of the Board of Directors of the corporation followed by a majority vote of its stockholders or
(b) a unanimous stockholder consent. Following such approval, the dissolution is effected by filing a Certificate of

Dissolution with the Secretary of State of the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

     o    the prosecution and defense of lawsuits, if any;

     o    the settling and closing of any business;

     o    the disposition and conveyance of any property;

     o    the discharge of any liabilities; and

     o the distribution of any remaining assets to the stockholders of the corporation.

     If any action, suit or proceeding is commenced by or against the corporation before or within the winding up period, the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

     Description of the Dissolution Process

     The following is a brief summary of the Plan of Dissolution. It is qualified in its entirety by reference to the full text of the Plan of Dissolution attached hereto as Exhibit A and incorporated herein by reference. You should read the Plan of Dissolution carefully.

     We will distribute pro-rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all of our property and assets. Through September 30, 2003, we have sold substantially all of our non-cash assets. We have sold an immaterial amount of our assets to certain of our affiliates; however, the aggregate value of these assets is less than $2,000. The terms of each of these sales have been substantially similar to the terms of our sales of similar assets to independent third parties. We do not intend to sell any material amount of our assets to any of our affiliates or related parties of our affiliates in connection with our liquidation. Agreements for the sale of assets may be entered into prior to the Annual Meeting and, if entered into, may be contingent on the approval of the Plan of Dissolution at the Annual Meeting. The sale of our assets will be concluded prior to the third anniversary of the filing of the Certificate of Dissolution with the Delaware Secretary of State by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of our assets have been and will be made in private or public transactions and on such terms as are approved by our Board of Directors. It is not anticipated that any further votes of our stockholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. See "-- Sales of Our Assets" below.

     Subject to the payment or the provision for payment of our indebtedness and other obligations, our cash on hand, together with the cash proceeds of any sales of our other assets, will be distributed from time to time pro-rata to the holders of common stock. We intend to establish a reasonable contingency reserve in an amount determined by our Board of Directors to be sufficient to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged. The net balance, if any, of any such contingency reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to our stockholders pro-rata. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. See "-- Liquidating Distributions; Nature; Amount; Timing" and "-- Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

     If deemed necessary by our Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of our stockholders, which assets would thereafter be sold or distributed on terms approved by each trust's trustees. If all of our assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of our dissolution, we will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a trust. Any of such trusts are referred to in this proxy statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, we would distribute, pro-rata to the holders of our capital stock, beneficial interests in any such liquidating trust or trusts. It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro-rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not receive the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan of Dissolution authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. Approval and authorization of the Plan of Dissolution also will constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "-- Contingent Liabilities; Contingent Reserve; Liquidating Trust."

     We intend to close our stock transfer books and discontinue recording transfers of shares of common stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which our remaining assets are transferred to a liquidating trust, or (iii) the Final Record Date, the date fixed by the Board of Directors for filing the Certificate of Dissolution, and, thereafter, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase common stock must exercise such instruments or rights prior to the Final Record Date. See "-- Trading of Common Stock and Interests in Any Liquidating Trust or Trusts" and "-- Final Record Date" below.

     Conduct Following the Dissolution

     Once the Certificate of Dissolution is filed and effective, we will continue to exist, but only for the purpose of winding up our affairs, and we will undertake to (a) convert to cash, by sales, as much of our remaining non-cash assets as possible, (b) withdraw from any jurisdiction in which we are qualified to do business, (c) pay or make provision for the payment of all of our expenses and liabilities, (d) continue to indemnify our directors and officers as required by our Certificate of Incorporation and Bylaws, and in connection therewith continue to pay the premiums on director and officer liability insurance, (e) create reserves for contingencies, (f) prosecute, defend and settle lawsuits, if any, (g) distribute our remaining assets, if any, to stockholders, and (h) do any other act necessary to wind up and liquidate our business and affairs. Our Board of Directors and officers will oversee our dissolution and liquidation.

     Right to Modify, Amend or Terminate the Plan of Dissolution

     By approving the Plan of Dissolution, stockholders will be granting our Board of Directors the authority to modify, amend or terminate the Plan of Dissolution. The Board may modify or amend the Plan at any time without stockholder approval, if it determines that such action would be in the best interests of the Company and its stockholders. If any amendment or modification appears necessary, and in the judgment of the Board of Directors would materially and adversely affect the interest of stockholders, the Board of Directors is required to submit such amendment or modification to stockholders for approval. The Board of Directors may terminate the Plan of Dissolution without stockholder approval at any time, if it determines that termination would be in the best interest of the Company and its stockholders.

     Liquidating Distributions; Nature; Amount; Timing

     Although our Board of Directors has not established a firm timetable for distributions to our stockholders if the Plan of Dissolution is authorized and approved by the stockholders, our Board of Directors intends, subject to contingencies inherent in winding up our business, to make such distributions as promptly as practicable. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after that date, any distributions made by us shall be made solely to stockholders of record on the close of business on the Final Record Date, except for permitted transfers. The actual nature, amount and timing of all distributions will be determined by our Board of Directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our remaining liabilities and obligations.

     We are currently unable to predict the precise nature, amount or timing of any distributions pursuant to the Plan of Dissolution, due in part to our inability to predict the net value of our non-cash assets and the ultimate amount of our liabilities, many of which have not been settled. Additionally, there are substantial uncertainties in carrying out the orderly wind down of operations and the estimated costs associated with the wind down may materially differ from our estimates, and the Company may be liable for claims that have not been asserted and of which we are not aware. However, based upon information presently available to us, we believe our stockholders could receive aggregate proceeds from a liquidation of approximately $0.46 per share with the initial distribution of liquidation proceeds of approximately $0.36 per share to occur not later than the first fiscal quarter of 2004. We currently anticipate that the majority of the remaining proceeds from the liquidation, if any, would be distributed over a period of approximately three years.

     In the section of this proxy statement entitled "-- Selected Financial Data," we have estimated that our net assets in liquidation as of June 30, 2003 were $4,791,000, or $0.46 per share. Under the liquidation basis of accounting, we have stated assets at their net realizable values, contractual liabilities at contractual amounts, and estimated costs through the liquidation date are recorded to the extent they are reasonably determinable. The liquidation basis of accounting requires many estimates and assumptions, and there are substantial uncertainties in carrying out the orderly wind down of operations. The actual values and costs are expected to differ from the amounts indicated in our estimate and could be higher or lower than the amounts recorded. For example, our estimate of net assets in liquidation assumes that the liability associated with our current lease obligations will be the full contractual amounts, and the estimate also contains assumptions regarding potential dissolution costs related to items such as continuing insurance coverage. In the event that we are able to successfully market our leased office space and certain of our assumptions regarding dissolution costs prove to be too high, the proceeds to our stockholders could be greater than $0.46 per share. Conversely, our estimate of net assets in liquidation does not include accrued expenses for claims, asserted or unasserted, which we have determined are unlikely to occur or are without merit, or for which we have determined that it is unlikely we will incur a material liability. These potential claims include items such as claims that may be asserted by our former vendors and the insurance retention amounts payable in connection with any securities related claim. In the event that a number of such claims are asserted, and are ultimately successful, the proceeds to our stockholders could be less than $0.46 per share.

     We do not plan to satisfy all of our liabilities and obligations prior to making distributions to stockholders, but instead will reserve assets deemed by management and our Board of Directors to be adequate to provide for these liabilities and obligations. See "-- Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

     Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder authorization and approval of the Plan of Dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while we do not believe that a precise estimate of those expenses can currently be made, management and our Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our stockholders will be proportionately reduced.

     Sales of Our Assets

     The Plan of Dissolution gives our Board of Directors the authority to sell all of our assets. We have sold substantially all of our non-cash assets, including the sale of an immaterial amount of our assets to certain of our affiliates; however, the aggregate value of those assets sold to affiliates is less than $2,000. The terms of each of these sales have been substantially similar to the terms of our sales of similar assets to independent third parties. We do not intend to sell any additional assets to any of our affiliates or related parties of our affiliates in connection with our liquidation. Agreements for the sale of assets may be entered into prior to the Annual Meeting and, if entered into, may be contingent on approval of the Plan of Dissolution at the Annual Meeting. Authorization and approval of the Plan of Dissolution will constitute approval of any such agreements and sales. Sales of our remaining non-cash assets will be made on such terms as are approved by our Board of Directors and may be conducted by either competitive bidding, public sales or privately negotiated sales. We do not anticipate that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets depends largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions, and limitations on transferability of individual assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

     Continuing Insurance

     Following stockholder approval of the Plan of Dissolution, we will continue to indemnify our officers, directors, employees and agents for their lawful actions in accordance with our certificate of incorporation and bylaws, including for lawful actions taken in connection with the Plan of Dissolution and the wind-down of our business and affairs. We have maintained, and intend to continue to maintain, director and officer liability insurance for the benefit of such persons. As part of our wind-down, we intend to prepay the premium to continue to maintain such insurance for claims made following the filing of our Certificate of Dissolution. Since our insurance policy may, depending upon the circumstances, require us to pay the initial amount of any liability incurred and then to pay the further costs of defending a claim, subject to reimbursement from the insurance carrier, we intend to establish a contingency reserve to cover such possible contingency.

     Reporting Requirements

     In order to curtail expenses, we will seek relief from the SEC from the applicable reporting requirements of the Securities Exchange Act of 1934 to the extent that continued reporting is otherwise required. However, other companies in liquidation have sought such relief from the SEC and been denied. We anticipate that, if such relief is granted and continued reporting is required in the absence of such relief, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution.

     Contingent Liabilities; Contingency Reserve; Liquidating Trust

     Under Delaware law, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the authorization and approval of the Plan of Dissolution by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside as a contingency reserve cash and other assets which we believe to be sufficient, based on factors known to us, to satisfy such liabilities and other claims that might arise. We are currently unable to estimate with precision the amount of any contingency reserve which may be required, but that amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

     We may incur additional liabilities arising out of contingent claims, such as the claims described below, that are not yet reflected on our balance sheet. We are unable at this time to predict what amount, if any, may be paid on these contingent claims.

     The actual amount of the contingency reserve will be based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and review of our estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in our financial statements, and reserves for litigation expenses. There can be no assurance that the contingency reserve in fact will be sufficient. We have not made any specific provision for an increase in the amount of the contingency reserve. Subsequent to the establishment of the contingency reserve, we will distribute to our stockholders any portions of the contingency reserve which are deemed no longer to be required. After the liabilities, expenses and obligations for which the contingency reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the contingency reserve.

     If deemed necessary, appropriate or desirable by our Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts, or other structure it deems appropriate, established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by each trust's trustees. Our Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our Board of Directors determines that it would not be in the best interests of our business and our stockholders for such assets to be distributed directly to the stockholders at that time. If all of our assets (other then the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of our dissolution, we must transfer in final distribution those remaining assets to a liquidating trust. Our Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a liquidating trust. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying our liabilities, if any, assumed by the trust, to our stockholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the contingency reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

     The Plan of Dissolution authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. It is anticipated that our Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our stockholders. Approval of the Plan of Dissolution by our stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

     We may decide to use a liquidating trust or trusts, and our Board of Directors believes the flexibility provided by the Plan of Dissolution with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the trustees and us. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. The transfer to the trust and distribution of interests therein to our stockholders would enable us to divest the trust property and permit our stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests. It is further anticipated that pursuant to the trust agreements (i) a majority of the trustees would be required to be independent of our management;
(ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after the earliest to occur of (x) the trust property having been fully distributed, or
(y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

     Under Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by the liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of such stockholder's pro-rata share of such excess, limited to the amounts theretofore received by such stockholder from us and from the liquidating trust or trusts.

     If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of distributions under the Plan of Dissolution on the ground that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or interest holders under the Plan of Dissolution.

     Final Record Date

     We intend to close our stock transfer books and discontinue recording transfers of shares of common stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which our remaining assets are transferred to a liquidating trust, or (iii) the date fixed by the Board of Directors for filing the Certificate of Dissolution (such earliest date being the "Final Record Date"), and thereafter certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than new stock certificates for option holders who exercise their options after the Final Record Date and replacement certificates. We anticipate that no further trading of our shares will occur on or after the Final Record Date. See "-- Trading of Common Stock and Interests in Any Liquidating Trust or Trusts" below. All liquidating distributions from us or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of capital stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require stockholders to surrender certificates representing their shares of the capital stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for those stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing capital stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

     Trading of Common Stock and Interests in Any Liquidating Trust or Trusts

     We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, we expect that trading in our shares will cease on and after that date.

     In any event, we will close our stock transfer books upon the filing of the Certificate of Dissolution. Thereafter, the stockholders will not be able to transfer their shares. We anticipate that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. This determination will be made by our Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, our Board of Directors', and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax consequences and the impact of compliance with applicable securities laws. Interests in the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Securities Exchange Act of 1934. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

     As stockholders will be deemed to have received a liquidating distribution equal to their pro-rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "-- Certain Federal and State Income Tax Consequences"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

     Absence of Appraisal Rights

     Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Dissolution.

     Regulatory Approvals

     Except for filing the Certificate of Dissolution with the Secretary of State of Delaware and compliance with Delaware General Corporation law, the rules and regulations of the Securities and Exchange Commission and the United States Internal Revenue Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Certain Federal and State Income Tax Consequences

     The following discussion is a general summary of the material United States federal income tax consequences affecting the Company's stockholders that are anticipated to result from the dissolution and liquidation of the Company. This discussion is limited to those stockholders who hold their Company stock as a capital asset and does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, retirement plans, mutual funds, foreign individuals and entities, persons subject to alternative minimum tax, persons who hold their Company stock through partnerships or other pass-through entities, persons who hold their Company stock as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction, and persons who acquired their Company stock upon exercise of stock options or in other compensatory transactions). It also does not specifically address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

     The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate in accordance with the Plan of Dissolution in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Dissolution, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and the Company from the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances. This discussion does not constitute legal advice to any stockholder.

     Federal Income Taxation of the Company

     After the approval of the Plan of Dissolution and until the liquidation is completed, the Company will continue to be subject to federal income tax on its taxable income, if any. The Company will recognize gain or loss on sales of its assets pursuant to the Plan of Dissolution. Upon the distribution of any property, other than cash, to stockholders pursuant to the Plan of Dissolution, the Company will recognize gain or loss as if such property were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. Any losses and net operating loss carry-forwards that the Company has may be available to offset any gains recognized on sales or distributions of Company assets.

     Federal Income Taxation of the Stockholders

     As a result of the liquidation of the Company, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis in their shares of the Company's capital stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

     A stockholder's gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis in that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year. If it were to be determined that distributions made pursuant to the Plan of Dissolution were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates if the Company were to have any earnings and profits for federal income tax purposes, determined either on an historic or a current year basis, for the year of distribution.

     Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution would be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

     After the close of each taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and its best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge any such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

     It is possible that the Company will have liabilities not fully covered by its contingency reserve for which the stockholders will be liable up to the extent of any liquidating distributions they have received. See "-- Contingent Liabilities; Contingency Reserve; Liquidating Trust." Such a liability could require a stockholder to satisfy a portion of such liability out of prior liquidating distributions received from the Company and any liquidating trust or trusts. Payments by stockholders in satisfaction of such liabilities would commonly produce a capital loss, the deductibility of which is limited and which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

     Liquidating Trusts

     If the Company transfers assets to a liquidating trust or trusts, the Company intends to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro-rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming such treatment is achieved, assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from the Company. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of any liquidating trust or trusts, stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to any liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax. There can be no assurance that the liquidating trust or trusts described in the Plan of Dissolution will be treated as a liquidating trust or trusts for federal income tax purposes.

     State and Local Tax

     The Company may be subject to liability for state or local taxes with respect to the sale of its assets. Stockholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Dissolution.

     Backup Withholding

     Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the United States Internal Revenue Code and Treasury Regulations promulgated thereunder, such stockholder may be subject to backup withholding tax at a rate of up to 30% with respect to any distributions received pursuant to the liquidation. Backup withholding generally will not apply to distributions made to certain exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. federal income tax liability.

     THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION AS WELL AS THE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES.

Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution

     There are many factors that the Company's stockholders should consider when deciding whether to vote to approve and adopt the proposed Plan of Dissolution. Such factors include those set forth in the Company's publicly filed reports, including its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, as well as those factors set forth below.

     There are risks associated with forward looking statements.

     This proxy statement contains certain forward looking statements, including statements concerning the value of the Company's net assets, the anticipated liquidation value per share of common stock, and the likelihood of stockholder value resulting from sale of certain of its significant assets. Some of our other assets may be difficult for us to convert into cash, and we can make no assurance that we will receive any material amounts in respect of such assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future, or that the liquidation value will exceed zero. Stockholders who disagree with the Board of Directors' determination that the ratification and adoption of the Plan of Dissolution is in the best interests of the Company and its stockholders should vote "against" ratification and approval of the Plan of Dissolution.

     Stockholders could be liable to the extent of liquidating distributions received if contingent reserves are insufficient to satisfy the Company's liabilities.

     If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of such stockholder's pro-rata portion of the excess, limited to the amounts previously received by the stockholder in distributions from us or the liquidating trust.

     If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction against the making of distributions under the Plan of Dissolution on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or holders of beneficial interests of any liquidating trust under the Plan of Dissolution. See "-- The Plan of Dissolution -- Contingent Liabilities; Contingency Reserve; Liquidating Trust," above.

     Anticipated timing of liquidation may not be achieved.

     Immediately after the Annual Meeting, if the Plan of Dissolution is approved by stockholders, we intend to file a Certificate of Dissolution with the Secretary of State of the State of Delaware. Although we anticipate that we will substantially complete the sale of our assets within a 12-month period, our Board of Directors may determine that it is in the best interest of our stockholders that some assets be placed into a liquidating trust, which could delay the receipt by stockholders of the final proceeds of the liquidation.

     The liquidation may not result in greater returns to stockholders than our continuing as a going concern or through a business combination with another company.

     We cannot assure you that the Plan of Dissolution will result in greater returns to stockholders than our continuing as a going concern or through a business combination with a third party. If the Plan of Dissolution is not authorized and approved by the stockholders, our Board of Directors will continue to manage the Company as a publicly owned entity and will explore what, if any, alternatives are then available for the future of our assets.

     Our stock transfer books will close on the Final Record Date, after which it will not be possible for stockholders to publicly trade in our stock.

     We intend to close our stock transfer books and discontinue recording transfers of common stock at the close of business on the Final Record Date, which we anticipate will be the date of filing of the Certificate of Dissolution. Thereafter, certificates representing the common stock shall not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us shall be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

     Our directors and officers may have interests in our liquidation and dissolution that are different from the interests of other stockholders.

     Members of our Board of Directors and our executive officers may be deemed to have a potential conflict of interest in recommending authorization and approval of the Plan of Dissolution. See "-- Interests of Directors and Officers in the Plan of Dissolution" below.

     No further stockholder approval will be required.

     The approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of all shares of our common stock outstanding and entitled to vote. If our stockholders approve the Plan of Dissolution, we will be authorized to dispose of our assets without further approval of our stockholders.

     The authorization and approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Members of our Board of Directors and our executive officers who hold (or are deemed to hold) as of the October 30, 2003 record date an aggregate of 4.1 million shares of common stock (approximately 39% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the Plan of Dissolution.

     Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which may be as long as three years.

     Generally, as a result of our liquidation, for federal income tax purposes, stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the aggregate fair market value (at the time of distribution) of any property distributed to them, and
(ii) their tax basis for their shares of our capital stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto. Any loss will generally be recognized only when the final distribution from us has been received, which may be as long as three years after the date that the Plan of Dissolution is adopted.

Selected Financial Data

     Going Concern Basis

     The statements of operations data and balance sheet data presented below for the four years ended December 31, 2002 and the six months ended June 30, 2002 are derived from our audited financial statements that do not appear herein. The information presented below reflects the financial condition and results of our operations on a going concern basis through June 30, 2002 and it is not necessarily indicative of future results. The following should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes thereto appearing in our Form 10-K filed for the year ended December 31, 2001 and Form 10-Q for the quarter ended June 30, 2002.

                                                                  Year Ended December 31,                        Six Months
                                                 ---------------------------------------------------------         Ended
                                                     1998           1999           2000           2001         June 30, 2002
                                                 ------------   ------------   ------------   ------------   -----------------
In thousands, except per share data
Statements of Operations Data:
Revenue ......................................     $ 39,101       $ 45,823       $ 57,290      $  20,223            $   996
Operating expenses:
 Technical staff .............................       23,440         25,377         33,833         14,670                731
 Selling and administrative staff ............       10,121          9,034         10,872          5,424              1,088
 Other expenses ..............................        8,933          9,520         18,178         20,094              2,281
 Special compensation expense ................           75             --             --             --                 --
   Total operating expenses ..................       42,569         43,931         62,883         40,188              4,100
Income (loss) from operations ................       (3,468)         1,892         (5,593)       (19,965)            (3,104)
Interest income (expenses), net ..............          946          1,018            943            596                118
Income (loss) before provision (benefit)
 for income taxes ............................       (2,522)         2,910         (4,650)       (19,369)            (2,986)
                                                   --------       --------       --------      ---------            -------
Provision (benefit) for income taxes .........       (1,060)         1,130           (725)         2,281                605
Net income (loss) ............................     $ (1,462)      $  1,780       $ (3,925)     $ (21,650)           $(2,381)
                                                   ========       ========       ========      =========            =======
Diluted earnings (loss) per share ............     $  (0.16)      $   0.17       $  (0.39)     $   (2.13)           $ (0.23)
                                                   ========       ========       ========      =========            =======
Shares used in diluted earnings (loss) per
 share calculation ...........................        9,113         10,501          9,971         10,188             10,227
                                                   ========       ========       ========      =========             =======

                                                                       December 31,
                                                 ---------------------------------------------------------
                                                     1998           1999           2000           2001         June 30, 2002
                                                 ------------   -----------    ------------   -------------  -----------------
Working capital ..............................     $ 27,379       $ 29,260       $ 24,161      $   9,579            $ 7,672
Total assets .................................       33,351         37,816         35,806         16,644             11,542
Total stockholders' equity ...................       31,068         33,422         32,760         11,133              8,756

     Liquidation Basis

     On August 8, 2002, our Board of Directors approved the cessation of our operations and the liquidation of our company, subject to required stockholder approval. We have ceased operating activities and have commenced the orderly wind down of our affairs. As a result, we adopted the liquidation basis of accounting for the presentation of our consolidated financial statements for periods subsequent to June 30, 2002. We do not present Concero's operations for the period from July 1, 2002 to August 7, 2002 (prior to the Board of Directors' conclusion to liquidate Concero) separately using the going concern basis of accounting because revenues in that period were minimal, we had already begun terminating employees, expenses were related primarily to fixed facility costs, and there were no service contracts in effect. The liquidation basis of accounting is appropriate when, among other things, liquidation of a company appears imminent and the net realizable values of its assets are reasonably determinable. Under the liquidation basis of accounting, we have stated our assets at their net realizable values, contractual liabilities at contractual amounts, and estimated costs through the liquidation date are recorded to the extent they are reasonably determinable. The liquidation basis of accounting requires many estimates and assumptions, and there are substantial uncertainties in carrying out the orderly wind down of operations. The actual values and costs are expected to differ from the amounts shown herein and could be higher or lower than the amounts recorded.

     The statements of net assets in liquidation and changes in net assets in liquidation presented below have been derived from our audited financial statements that appear herein and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto appearing in our Form 10-K filed for the year ended December 31, 2002.

         Condensed Consolidated Statement of Net Assets in Liquidation
                              (Liquidation Basis)
                              At December 31, 2002
                      (In thousands, except per share data)

      Assets
       Cash .......................................................    $  4,670
       Short-term investments .....................................       1,991
       Assets held for sale .......................................         348
       Other assets ...............................................         193
                                                                       --------
      Total assets ................................................    $  7,202
                                                                       --------
      Liabilities
       Accounts payable ...........................................          24
       Accrued expenses and other liabilities .....................       2,770
                                                                       --------
      Net assets in liquidation ...................................    $  4,408
                                                                       --------
      Shares used .................................................      10,377
                                                                       ========
      Net assets in liquidation per share of common stock .........    $   0.42
                                                                       ========

    Condensed Consolidated Statement of Changes in Net Assets in Liquidation
                               (Liquidation Basis)
                                (in thousands)

   Net assets on a going concern basis as of June 30, 2002 ..................    $8,756
                                                                                 ------
   Adjustments to reflect liquidation basis accounting:
   Write-down to net realizable value of software and property and equipment        584
   Accrual of remaining lease obligations ...................................     1,819
   Estimated expenses to be incurred through liquidation ....................     2,503
                                                                                 ------
   Net adjustments to reflect liquidation basis accounting ..................    $4,906
                                                                                 ------
   Net assets in liquidation as of June 30, 2002 ............................    $3,850
                                                                                 ======

   Changes in estimated liquidation values:
   Assets held for sale .....................................................    $   64
   Accrued expenses and other liabilities ...................................       494
                                                                                 ------
   Net change in estimated liquidation value ................................    $  558
                                                                                 ======
   Net assets in liquidation as of December 31, 2002 ........................    $4,408
                                                                                 ======

     The net assets in liquidation and statement of changes in net assets in liquidation presented below have been derived from our unaudited financial statements that do not appear herein and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes thereto appearing in our Form 10-Q filed for the quarter ended June 30, 2003.

         Condensed Consolidated Statement of Net Assets in Liquidation
                              (Liquidation Basis)
                                At June 30, 2003
                      (in thousands, except per share data)

                                                                       (Unaudited)
      Assets
       Cash .......................................................     $  6,251
       Other assets ...............................................          189
                                                                        --------
      Total assets ................................................     $  6,440
                                                                        --------

      Liabilities
       Accounts payable ...........................................          205
       Accrued expenses and other liabilities .....................        1,444
                                                                        --------
      Net assets in liquidation ...................................     $  4,791
                                                                        ========
      Shares used .................................................       10,377
                                                                        ========
      Net assets in liquidation per share of common stock .........     $   0.46
                                                                        ========

    Condensed Consolidated Statement of Changes in Net Assets in Liquidation
                               (Liquidation Basis)
                         Six Months Ended June 30, 2003
                                 (in thousands)

                                                                               (Unaudited)
      Net assets on a going concern basis as of December 31, 2002 .........      $ 4,408
                                                                                 -------
      Changes in estimated liquidation values:
       Accrued and other liabilities ......................................          383
                                                                                 -------
      Net changes in estimated liquidation values .........................          383
                                                                                 =======
      Net assets in liquidation as of June 30, 2003 .......................      $ 4,791
                                                                                 =======

Interests of Directors and Officers in the Plan of Dissolution

     In considering the Board of Directors' recommendation to approve the Plan of Dissolution, you should be aware that some of our directors and officers may have interests that are different from or in addition to your interests as a stockholder, including those set forth below. Other than as set forth below, it is not currently anticipated that our liquidation will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan of Dissolution.

     Kevin B. Kurtzman, our current Chief Executive Officer and a member of our Board of Directors, has received a salary of $9,250 per month since September 2002 for serving as our Chief Executive Officer and is expected to continue receiving that salary until our Board of Directors determines that such amount is no longer commensurate with the responsibilities and commitment required of that position.

     Keith D. Thatcher, our immediate past Chief Financial Officer, received a severance payment of $42,000, in addition to his annual salary of $166,250, for continuing his employment following the August 2002 cessation of our operations and our commencement of liquidation proceedings. The severance was paid on the termination of his employment on December 31, 2002.

     Timothy D. Webb, our immediate past Chief Executive Officer, and Wayne E. Mock, our former Vice President and Chief Technology Officer, assisted us in negotiating the sale of our Marquee software suite and related assets for which they received commissions of approximately $97,500 and $41,800, respectively, in 2003.

     Our Board of Directors may confer other benefits or bonuses to our employees and our officers, including officers who are also directors, in recognition of their services to us based on the performance of such employees and officers, including performance during our liquidation process.

     All of our current executive officers and directors hold shares of common stock or options to acquire shares of common stock. The table below sets forth information relating to stock options and warrants to acquire common stock held by each of our officers and directors as of October 30, 2003 for which the exercise price is less than the maximum anticipated liquidation distribution of $0.46 per share. See "Proposal 1: Approval and Adoption of the Plan of Dissolution -- The Plan of Dissolution -- Liquidating Distributions; Nature; Amount; Timing." The estimated value of the stock options is based on the difference between the exercise price of $0.36 and the maximum anticipated liquidation distribution of $0.46 per share. The estimated value of the warrants is based on the difference between the exercise price of $0.04 and the maximum anticipated liquidation distribution of $0.46 per share.

                                         Number of Underlying
                                                Shares
                                           of Common Stock
                                        ----------------------    Estimated
Officers and Directors                   Options     Warrants       Value
----------------------                  ---------   ----------   ----------
      Wade E. Saadi .................     4,000       14,705       $6,576
      Edward C. Ateyeh, Jr. .........     4,000       14,704       $6,576
      W. Frank King, Ph.D. ..........     4,000           --       $  400
      Kevin B. Kurtzman .............     4,000           --       $  400

Vote Required and Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the stockholders vote FOR the ratification and approval of the Plan of Dissolution. The authorization and approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

                        PROPOSAL 2: ELECTION OF DIRECTORS

General

     At the Annual Meeting, we will be electing four directors to hold office until their term expires at the next annual meeting of stockholders or until their successors are duly elected and qualified. Our board currently consists of four directors and each of the nominees listed below is a current director.

     The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for Director

Name                                    Age    Current Position
----                                    ---    ----------------
   Wade E. Saadi ...................   54      Chairman of the Board
   Edward. C. Ateyeh, Jr. ..........   51      Director
   W. Frank King, Ph.D. ............   63      Director
   Kevin B. Kurtzman ...............   55      President, Chief Executive Officer,
                                               Secretary and Director

     Mr. Saadi has served on our Board of Directors since October 1, 1996. He is the founder of Pencom Systems Incorporated, a privately held New York corporation and has served as its President and Chief Executive Officer since its inception in 1973. In 1996, Mr. Saadi won the Technology Entrepreneur of the Year Award[RegTM] in New York City. Mr. Saadi is a governor of the Board of the Collectors Club and a regional vice president of the United States Philatelic Classics Society. Mr. Saadi attended the Polytechnic Institute of Brooklyn where he majored in chemical engineering.

     Mr. Ateyeh has served on our Board of Directors since October 1, 1996. He is presently an Executive Vice President of Pencom Systems Incorporated, where he has been employed since 1977. Mr. Ateyeh served as

President of Pencom's software division, the predecessor to Concero, from 1989 to 1992. In 1994, Mr. Ateyeh founded Collective Technologies, Pencom's system management consulting division where he currently serves as President and Chief Executive Officer. Mr. Ateyeh is a board member of the Economic Development Council of the Greater Austin Chamber of Commerce, a member of the Austin Community College Software Industry Advisory Council, as well as the Austin Software Council's President/CEO Peer Group. Mr. Ateyeh earned a Bachelor of Science degree from the University of Notre Dame.

     Dr. King has served on our Board of Directors since October 1, 1996. From 1992 to September 1, 1998, Dr. King served as our President and Chief Executive Officer. From 1988 to 1992, Dr. King was Senior Vice President of the Software Business group of Lotus, a software publishing company. Prior to joining Lotus, Dr. King was with IBM, a technology company, for 19 years, where his last position was Vice President of Development for the Personal Computing Division. Dr. King serves on the boards of directors of several companies, including Natural Microsystems, Inc., Eon Communications, Inc. and Perficient Inc. Dr. King earned a doctorate in electrical engineering from Princeton University, a master's degree in electrical engineering from Stanford University, and a bachelor's degree in electrical engineering from the University of Florida.

     Mr. Kurtzman has served on our Board of Directors since December 1996 and has served as our President and Chief Executive Officer since August 2002. He is also the current Chief Financial Officer of Pencom, a position he has held since July 1997. Prior to that, Mr. Kurtzman had been with Margolin, Winer & Evens LLP, a certified public accounting firm, since 1972 and was a Partner and a member of its executive committee and an Audit and Business Advisory Partner. Mr. Kurtzman is a former officer and director of CPA Associates International. Mr. Kurtzman received a bachelor's degree in accounting from Queens College of the City University of New York.

Board and Committee Meetings

     In 2002, our Board of Directors met 14 times and acted a number of times by written consent. Each of the incumbent directors attended at least 75% of the aggregate of (a) the total meetings of the board and (b) the total number of meetings held by all committees of the board on which they served.

Committees of the Board of Directors

     We no longer have audit and compensation committees of our Board of Directors. We do not have a standing nominating committee or any other committee performing similar functions. Such matters are considered at meetings of the full Board of Directors.

Director Compensation and Indemnification Agreements

     We pay each of our non-employee directors $3,750 per calendar quarter, which may be in the form of cash or, at the discretion of each eligible director, may be applied to the acquisition of an option to purchase common stock pursuant to the director Fee Option Grant Program in effect under our 1996 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program of the plan, eligible non-employee board members receive a series of option grants over their period of board service. Each non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option to purchase 20,000 shares of common stock, provided such individual has not previously been in our employ. On the date of the first annual stockholders meeting following the fourth anniversary of the date on which a non-employee board member joined our board and following each four-year period of board service thereafter, he or she will receive an option to purchase 20,000 shares of common stock, provided he or she will continue to serve as a non-employee board member. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee board member will automatically be granted an option to purchase 4,000 shares of common stock, provided he or she has served as a non-employee board member for at least six months. Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to our repurchase, at the exercise price paid per share, should the optionee cease board service prior to vesting in those shares. The shares subject to each initial 20,000-share automatic option grant and each subsequent 20,000-share automatic grant will vest in a series of four successive equal annual installments upon the optionee's completion of each year of board service over the four-year period measured from the grant date. The shares subject to each annual 4,000-share automatic grant will vest upon the optionee's completion of one-year of board service measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of Concero or upon the optionee's death or disability while a board member. Following the optionee's cessation of board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

     On the date of our 2002 annual stockholders meeting on May 21, 2002, Messrs. Saadi, Ateyeh and Kurtzman and Dr. King each received an option to purchase 4,000 shares of our common stock, in accordance with the automatic option grant provisions described above. All options had an exercise price of $0.36 per share, the fair market value of our common stock on such date.

     Our certificate of incorporation limits the liability of our directors to us and our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors' and officers' liability insurance and have entered into indemnification agreements with all of our directors and executive officers.

Vote Required and Recommendation of the Board of Directors

     Our Board of Directors unanimously recommends that the stockholders vote FOR the election of all of the nominees listed above. The affirmative vote of at least a plurality of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is necessary for the election of a director. As a result, the four nominees receiving the greatest number of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to our Board of Directors, even if any such nominee receives the vote of less than a majority of the outstanding shares.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table provides certain summary information concerning the compensation earned by the individuals that served as our Chief Executive Officer during 2002 and certain other individuals that served as an executive officer during 2002 and whose salary and bonus for 2002 exceeded $100,000 for services rendered in all capacities to us and our subsidiaries for 2002. Then individuals are referred to as our "Named Executive Officers."

                           Summary Compensation Table

                                               Annual compensation                 Long-Term Compensation
                                            --------------------------   -------------------------------------------
                                                                          Securities Underlying        All Other
Name and Principal Position(s)      Year     Salary (1)     Bonus ($)          Options (#)          Compensation (2)
--------------------------------   ------   ------------   -----------   -----------------------   -----------------
Kevin B. Kurtzman (3) ..........   2002        $39,500          --                 4,000                   --
 President and Chief Executive      2001           --            --                24,000                   --
 Officer                            2000           --            --                 4,000                   --

Timothy D. Webb (4) ............   2002        274,911          --               300,000                $109,615
 President and Chief Executive
                                   2001        325,186          --               128,355                   2,500
 Officer
                                   2000        342,528          --               100,000                   2,500

John M. Velaquez (5) ...........   2002        136,440          --               125,000                $ 66,052
 Vice Senior President
                                   2001        222,000          --                89,355                   2,500
                                   2000        237,500          --                25,000                   2,500

Keith D. Thatcher (6) ..........   2002        162,566          --               125,000                $ 46,889
 Chief Financial Officer
                                   2001        161,875          --                59,115                   2,500
                                   2000        170,833          --                25,000                   2,500

Wayne E. Mock (5) ..............   2002        106,619          --               130,000                $ 56,538
 Vice President and Chief
                                   2001        157,250        51,000              38,710                   2,500
 Technology Officer
                                   2000        130,000          --                22,000                   2,500

------------

(1) All Named Executive Officers (other than Mr. Kurtzman, who was not a Named Executive Officer at the time) agreed to participate in a 10% pay reduction effective April 1, 2001 to March 31, 2002, as part of our cost reduction measures. Additionally, the salary figures shown include salary deferral contributions to our 401(k) Plan.

(2) All other compensation for each Named Executive Officer for 2002 is comprised of the following:

                                                              401(k) Plan
Name                               Severance     Vacation     Contribution
----                               ---------     --------     ------------
    Kevin B. Kurtzman .........          --           --             --
    Timothy D. Webb ...........     $95,051      $12,064         $2,500
    John M. Velaquez ..........      57,000        6,577          2,475
    Keith D. Thatcher .........      41,563        2,957          2,369
    Wayne E. Mock .............      50,000        4,038          2,500

     For 2001 and 2000, the indicated amount for each Named Executive Officer is the contribution we made on behalf of such individual to our 401(k) Plan.

(3) Mr. Kurtzman was elected Chief Executive Officer, President and Secretary upon Mr. Webb's resignation in August 2002.

(4)  Mr. Webb's employment terminated in September 2002.

(5)  Such individual's employment terminated in August 2002.

(6)  Mr. Thatcher's employment terminated in December 2002.

Stock Options and Stock Appreciation Rights

     The following table sets forth certain information regarding option grants made pursuant to our 1996 Plan during 2002 to each of the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during 2002.

                              Option Grants in 2002

                                                                                         Potential Realizable
                                                                                               Value at
                     Individual Grants                                                    Assumed Annual Rates
-----------------------------------------------------------                                        of
                                Number of       % of Total                                     Stock Price
                               Securities        Options                                    Appreciation for
                               Underlying       Granted to                                   Option Term (5)
                                 Options        Employees    Exercise Price   Expiration ---------------------
Name                             Granted       in 2002 (3)    Per Share (4)      Date        5%         10%
----                       ------------------ ------------- ---------------- ----------- ---------- ----------
Kevin B. Kurtzman........          4,000 (1)        0.4%         $0.36         5/21/12    $    906   $  2,295
Timothy D. Webb .........        300,000 (2)       27.6%          0.60         5/30/12     113,201    286,874
John M. Velaquez ........        125,000 (2)       11.5%          0.60         5/30/12      47,167    119,531
Keith D. Thatcher........        125,000 (2)       11.5%          0.60         5/30/12      47,167    119,531
Wayne E. Mock ...........        130,000 (2)       12.0%          0.60         5/30/12      49,054    124,312

------------

(1) The option shall be immediately exercisable, shall be subject to repurchase by Concero upon the optionee's cessation of service prior to vesting and shall vest in full upon the optionee's completion of one year of service measured from the grant date. The option will become exercisable on an accelerated basis upon a liquidation or dissolution of Concero or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities, unless the option is assumed by the surviving entity, and will become fully exercisable following such events upon termination of employment under certain circumstances. In addition, our Board of Directors may accelerate the vesting of the option in the event
     (i) there is a change in the composition of our Board of Directors over a period of three years or less such that those individuals serving as directors at the beginning of the period cease to represent a majority of the board or (ii) change of ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a hostile tender offer.

(2) The option will become exercisable in four successive equal annual installments upon the optionee's completion of each year of service measured from the grant date. The option will become exercisable on an accelerated basis upon a liquidation or dissolution of Concero or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities, unless the option is assumed by the surviving entity, and will become fully exercisable following such events upon termination of employment under certain circumstances. In addition, our Board of Directors may accelerate the vesting of the option in the event
     (i) there is a change in the composition of our Board of Directors over a period of three years or less such that those individuals serving as directors at the beginning of the period cease to represent a majority of the board or (ii) change of ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a hostile tender offer.

(3) Based on options to purchase an aggregate of 1,088,940 shares of common stock that were granted to employees in 2002, including options granted to the Named Executive Officers.

(4) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternately, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sales proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 10-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the SEC and do not represent our estimate of the future market price of our common stock. These amounts were calculated based on the fair market value on the date of grant and do not take into account any other appreciation, or decline in the price of the common stock from the date of grant to the current date.

     None of the Named Executive Officers exercised options in 2002. The following table sets forth for each of the Named Executive Officers certain information concerning the value of unexercised options at the end of 2002. No Named Executive Officer held any stock appreciation rights at the end of 2002.

                            Fiscal 2002 Option Values

                                                              Value of Unexercised
                            Number of Unexercised Options         in-the-Money
                                         at               Options at December 31, 2002
                                  December 31, 2002                   (1)
                            ----------------------------- ----------------------------
Name                         Exercisable   Unexercisable   Exercisable   Unexercisable
----                        ------------- --------------- ------------- --------------
Kevin B. Kurtzman .........     65,841         19,000          $ 0            $ 0
Timothy D. Webb ...........         --             --           --             --
John M. Velaquez ..........         --             --           --             --
Keith D. Thatcher .........    100,797        178,842            0              0
Wayne E. Mock .............         --             --           --             --

------------

(1) Value is determined by subtracting the aggregate exercise price from the market value of our common stock at December 31, 2002 ($0.33 per share based upon the last sale price of our common stock on the over-the-counter bulletin board on such date) and multiplying by the number of shares underlying the options.

Employment Contracts and Change of Control Arrangements

     We were a party to an employment agreement with Timothy D. Webb dated August 28, 1998. Pursuant to the agreement, we agreed to pay Mr. Webb an annual base salary of $325,000 with an annual increase of four percent. In addition, we issued to Mr. Webb options to purchase an aggregate of 500,000 shares of common stock at $3.50 per share. The options were scheduled to vested over six (6) years with 100,000 vesting upon Mr. Webb's completion of six months of employment, an additional 100,000 vesting upon the completion of two years of employment, an additional 100,000 vesting upon the completion of three years of employment, an additional 25,000 vesting upon the completion of four years of employment, an additional 75,000 vesting upon the completion of five years of employment, and the final 100,000 vesting upon the completion of six years of service. On July 31, 2001, the agreement was modified and we agreed to grant Mr. Webb an option to purchase an additional 100,000 shares of common stock at $0.47 per share, which was the fair market value of the common stock on such date, plus the payment of a cash bonus of $50,000 on March 31, 2002. Mr. Webb's employment and the agreement were terminated effective September 2002 and he received three months of salary and health and welfare benefits as severance in accordance with the agreement.

     We were a party to an employment agreement with John M. Velasquez dated January 25, 1999. Pursuant to the agreement, we agreed to pay Mr. Velasquez an annual base salary of $225,000, a transition bonus of $30,000 and a guaranteed bonus of $72,140 for calendar year 1999. In addition, we agreed to grant Mr. Velasquez an option to purchase 150,000 shares of common stock. The option was granted on January 25, 1999 and had an exercise price of $3.06 per share, which was the fair market value on the date of grant. The option was scheduled to vest in a series of four equal annual installments, with the first installment having vested July 25, 1999 and the successive three installments vesting annually on that date thereafter. We terminated Mr. Velasquez's employment and the agreement in August 2002 and he received three months of salary as severance in accordance with the agreement.

     We were a party to an employment agreement with Mr. Thatcher dated June 13, 1996 and an employment agreement with Mr. Mock dated December 13, 1991. Under each agreement, either party could terminate without cause upon two weeks' prior written notice. In addition, we could terminate immediately without prior notice and without cause upon our payment of two weeks of salary to the employee and immediately with cause and without prior notice. We terminated Mr. Mock's employment and his employment agreement in August 2002 and he received three months of salary as severance. In August 2002, we agreed to pay Mr. Thatcher a severance payment of $42,000, in addition to his then-current annual salary of $166,250, for continuing employment through December 31, 2002 to assist with our liquidation, which severance was paid on the termination of his employment on December 31, 2002.

     All of the above agreements provided for customary fringe benefits and contained provisions which, among others, prohibited the employee from disclosing or otherwise using certain confidential information, assigned inventions or ideas conceived by the employee during his employment with us, prohibited solicitation by the employee of our clients and other employees and prohibited the employee from accepting any opportunity (whether by contract or full-time employment) with our clients.

     Our Board of Directors, as plan administrator of the 1996 Stock Option/Stock Incentive Plan, has the authority to provide for the accelerated vesting of outstanding options held by any executive officer or the shares of common stock subject to direct issuances held by any such individual, in connection with certain changes in control of Concero or the subsequent termination of the officer's employment following the change in control event.

Key-Person Life Insurance

     We do not maintain key-person life insurance policies on the lives of any of our executive officers.

Compensation Committee Interlocks and Insider Participation

     During 2002, the compensation committee of our Board of Directors consisted of three non-employee directors: Messrs. Saadi and Ateyeh and Dr. King. None of these individuals was an officer or employee of Concero at any time during 2002 or at any other time except for Dr. King. During 2002, no current executive officer of Concero served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or compensation committee.

Board Compensation Committee Report on Executive Compensation During 2002

     Prior to its dissolution in November 2002, it was the duty of the compensation committee of the Board of Directors to review and provide recommendations to the full Board regarding the salaries and incentive compensation, including long-term incentives like stock option grants, of our executives, including the President and Chief Executive Officer, employees and consultants. The board would then approve the compensation committee's recommendations. The following are the compensation committee's compensation policies in effect during 2002 for our Chief Executive Officer and other executive officers.

     The compensation committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. The market for system integration and software development services is very competitive, and our success depends upon its ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

     General Compensation Policy. The compensation committee's policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (1) base salary that is competitive with the market and reflects individual performance, (2) annual variable performance awards payable in cash or stock options and tied to our achievement of annual financial performance goals and (3) long-term stock based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary.

     Base Salary. The base salary for each executive officer reflects the salary levels for comparable positions in similar companies, such as systems integrators and software companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the compensation committee. Each executive officer's base salary is subject to minimums set forth in their respective employment agreements and is adjusted each year on the basis of (1) the compensation committee's evaluation of the officer's personal performance for the year and (2) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

     Annual Incentives. We generally maintain a cash incentive to reward executive officers and employees for attaining defined performance targets. For most executive officers and employees, bonuses are based primarily on company-wide performance targets. Upon achievement of a performance target, an employee is entitled to a cash payment.

     In setting performance targets for 2002, we considered our historical performance and underlying business model, and external as well as internal expectations related to 2002 revenue and operating results. The financial factors were derived directly from our operating plan for 2002.

     Long-Term Incentives. Generally, the compensation committee reviews stock option grants for our executive officers annually. Each grant is designed to maintain a significant unvested position to provide incentives to create stockholder value and allows the officer to acquire shares of our common stock at a fixed price per share (the fair value on the grant date) over a specified period of time (up to ten years). Certain option grants are immediately exercisable, but option shares that are purchased subject to vesting restrictions are re-purchasable by us at the exercise price, if the officer's employment is terminated prior to the vesting date.

     The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with us, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO Compensation. The total compensation paid to Mr. Webb, President and Chief Executive Officer until his termination in September 2002, was governed by the terms of his employment agreement dated August 28, 1998. The agreement provided for an annual base salary of $365,580. Mr. Webb agreed to participate in a ten percent (10%) pay reduction effective April 1, 2001 to March 31, 2002, as part of our cost reduction measures. On July 31, 2001, the agreement was modified and we agreed to grant Mr. Webb an option to purchase an additional 100,000 shares of common stock at $0.47 per share, which was the fair market value of the common stock on such date, plus the payment of a cash retention payment of $50,000 on March 31, 2002. Kevin Kurtzman was elected President and Chief Executive Officer upon Mr. Webb's termination. Mr. Kurtzman is being paid $9,250 per month for his services.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides that a publicly traded corporation cannot deduct compensation paid to certain of its executives, to the extent that the executive's compensation exceeds $1 million per year. The compensation paid to our executives who were subject to Section 162(m) in 2002 did not exceed the $1 million limitation. The income that our executives recognize because of the operation of our 1996 Plan is taken into account for purposes of the Section 162(m) limitation, unless their stock option grants qualify as "performance-based compensation." The grants of stock options that were made in 2002 will not qualify as performance-based compensation. Although the compensation committee intends on structuring compensation packages so that any compensation in excess of the $1 million limitation will qualify as performance-based compensation, it retains the flexibility to design compensation arrangements that do not so qualify.

     It is the opinion of the full Board of Directors that these executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

     Submitted by the full Board of Directors:

                                        Wade E. Saadi (Chairman of the Board)
                                        Edward. C. Ateyeh, Jr.
                                        W. Frank King, Ph.D
                                        Kevin B. Kurtzman

Report of the Board of Directors on Audit Matters

     The following report with respect to our audited financial statements for the year ended December 31, 2002, included in our Annual Report on Form 10-K for that year, is submitted by the full Board of Directors.

     Our Board of Directors has reviewed and discussed those audited financial statements with management of Concero. The Board of Directors has discussed with Concero's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the financial statements. The Board of Directors has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from Concero. The Board of Directors has also considered whether the provision of services by Ernst & Young LLP to Concero as described under the caption "Proposal 3: Ratification of Independent Accountants" is compatible with maintaining the independence of Ernst & Young LLP.

     Based on the review and discussions referred to above in this report, the Board of Directors approved the inclusion of the audited financial statements in Concero's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     Submitted by the full Board of Directors:

                                        Wade E. Saadi (Chairman of the Board)
                                        Edward. C. Ateyeh, Jr.
                                        W. Frank King, Ph.D
                                        Kevin B. Kurtzman

Stock Performance Graph

     The graph depicted below compares the cumulative total return for an investment in Concero common stock to the cumulative total return for the Nasdaq Composite Index and for the S&P Computers (Software & Services) Index. However, no comparison is provided to the S&P Computers (Software & Services) Index, or any published industry or line-of-business index or peer company group, for the year ended December 31, 2002 due to the cessation of Concero's business in 2002 and the resulting lack of a comparable measurement for such period. The graph assumes the investment of $100 in Concero's common stock on December 31, 1997 and further assumes investments on the same date in each of the Nasdaq Composite Index and S&P Computer (Software & Services) Index.

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
Concero, Inc.               100         28.708    190.81      28.708      3.6364     3.1579
Nasdaq composite index      100        139.63     259.13     157.32     124.2       85.045
S&P Computers
 (Software & Services)      100        181.19     335.08     158.32     159.34

Certain Transactions with Management

     We have entered into an agreement with each of our existing stockholders and warrant holders pursuant to which such stockholders and warrant holders were granted certain rights to include the underlying shares in registered offerings of our common stock.

     We loaned approximately $62,000 to John Velasquez, one of our former executive officers, pursuant to a promissory note dated January 1, 2002. The note bore interest at a rate of 6.75% per annum. Principal and interest was payable in twenty-three (23) semi-monthly payments of $671.75 with a final balloon payment of $50,000 due and payable on December 31, 2002. The loan was repaid in full in August 2002.

     Keith D. Thatcher, our immediate past Chief Financial Officer, received a severance payment of approximately $42,000, in addition to his annual salary of $166,250, for continuing his employment following the August 2002 cessation of our operations and our commencement of liquidation proceedings. The severance was paid on the termination of his employment on December 31, 2002.

     Timothy D. Webb, our immediate past Chief Executive Officer, and Wayne E. Mock, our former Vice President and Chief Technology Officer, assisted us in negotiating the sale of our Marquee software suite and related assets from September 2002 until January 2003 for which Mr. Webb received in 2003 a commission of approximately $97,500 and Mr. Mock received in 2003 a commission of approximately $41,808, which is in addition to the compensation listed for Messrs. Webb and Mock in the Summary Compensation Table above.

     Our Board of Directors may confer other benefits or bonuses to our employees and our officers, including officers who are also directors, in recognition of their services to us based on the performance of such employees and officers, including performance during our liquidation process.

     All of our current executive officers and directors hold shares of common stock or options to acquire shares of common stock. The table below sets forth information relating to stock options and warrants to acquire common stock held by each of our officers and directors as of July 31, 2003 for which the exercise price is less than the maximum anticipated liquidation distribution of $0.46 per share. The estimated value of the stock options is based on the difference between the exercise price of $0.36 and the maximum anticipated liquidation distribution of $0.46 per share. The estimated value of the warrants is based on the difference between the exercise price of $0.04 and the maximum anticipated liquidation distribution of $0.46 per share.

                                      Number of Underlying
                                             Shares
                                        of Common Stock
                                     ----------------------
                                                               Estimated
Name                                  Options     Warrants       Value
----                                 ---------   ----------   ----------
   Wade E. Saadi .................     4,000       14,705       $6,576
   Edward C. Ateyeh, Jr. .........     4,000       14,704        6,576
   W. Frank King, Ph.D. ..........     4,000           --          400
   Kevin B. Kurtzman .............     4,000           --          400

                PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

     Our Board of Directors appointed the firm of Ernst & Young LLP, as independent auditors for the year ended December 31, 2002 and has appointed Ernst & Young LLP to serve in the same capacity for the year ended December 31, 2003. The board is asking the stockholders to ratify this appointment.

     In the event that the stockholders fail to ratify the appointment, our Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such change would be in Concero's and the stockholders' best interests.

     Set forth below is a summary of certain fees that we paid to Ernst & Young for services rendered in the fiscal years ended December 31, 2002 and 2001.

Audit Services

     The aggregate fees billed by Ernst & Young for 2002 audit services were $53,000. Audit services include professional services rendered for (1) the audit of Concero's annual financial statements for the fiscal year ended December 31, 2002, (2) the reviews of the financial statements included in Concero's Quarterly Reports on Form 10-Q for 2002, and (3) accounting consultations performed in connection with the audit of Concero's annual financial statements for the fiscal year ended December 31, 2002. The aggregate fees billed by Ernst & Young for 2001 audit services were $59,500.

Audit-Related Services

     The aggregate fees billed by Ernst & Young for 2002 audit-related services were $13,500. Audit related services include professional services rendered for the audits of Concero's annual financial statements for its existing employee benefit plans for the year ended December 31, 2002. The aggregate fees billed by Ernst & Young for 2001 audit-related services were $13,500.

Tax Services

     The aggregate fees billed by Ernst & Young for 2002 tax services were $56,775. Tax services include professional services rendered for preparation of Concero's federal and state income tax returns for the fiscal year ended December 31, 2002. The aggregate fees billed by Ernst & Young for 2001 tax services were $58,975.

Other Services

     Ernst & Young did not provide Other Services to Concero, other than the services described above under "Audit Services", "Audit-Related Services" and "Tax Services," for the fiscal years ended December 31, 2002 and 2001.

     The Board of Directors, as stated in report on audit matters included elsewhere in this proxy statement, has considered whether the provision of the services described in the preceding paragraphs is compatible with maintaining the independence of Ernst & Young LLP.

     A representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the stockholders vote FOR the ratification and approval of the selection of Ernst & Young LLP as our independent auditors. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

                       ITEMS NOT INCORPORATED BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate this proxy statement or future filings made by us under those statutes, the preceding Report on Executive Compensation, Audit Committee Report and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be incorporated by reference into any of those prior filings or into any future filings made by us under those acts.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of our common stock and securities with the SEC. These filing persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to us or written representations from certain reporting persons that no Forms 5 were required, we believe that, during 2002, our executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) reporting requirements.

                             ADDITIONAL INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2003; and

     3. Our Current Reports on Form 8-K filed January 7, 2003, January 14, 2003, January 22, 2003 and January 30, 2003.

     We are also incorporating by reference additional documents that we may file with the SEC between the date of this proxy statement and the date of the Annual Meeting.

     In conjunction with this proxy statement, we are also sending you copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, each referenced above, but neither of those reports is considered proxy solicitation material. You can obtain additional copies of our annual and quarterly reports as well as any of the other incorporated documents by contacting us. We will send you the documents incorporated by reference without charge.

     Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the following:
Kevin Kurtzman, Corporate Secretary, Concero Inc., 40 Fulton Street, New York, NY 10038, (512) 343-6581.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     Our Board of Directors knows of no other business that currently is intended to come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxies will vote upon them in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                        By Order of the Board of Directors,

Date: October 31, 2003

                                        Kevin Kurtzman,
                                        President, Chief Executive Officer
                                        and Secretary

                                    EXHIBIT A

           PLAN OF COMPLETE LIQUIDATION, DISSOLUTION AND DISTRIBUTION
                                       OF
                                  CONCERO INC.

     THIS PLAN OF COMPLETE LIQUIDATION, DISSOLUTION AND DISTRIBUTION, dated as of November 15, 2002 (the "Plan"), is adopted to accomplish the complete liquidation and dissolution of Concero Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law (the "DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. Adoption of the Plan. The board of directors of the Company (the "Board of Directors") has adopted resolutions deeming it advisable and in the best interest of the Company to dissolve the Company, adopt the Plan, and call a meeting (the "Meeting") of the holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), to adopt the Plan and ratify the Company's actions taken to date on the Plan. If stockholders holding a majority of the outstanding shares of Common Stock vote in favor of the proposed dissolution of the Company and the adoption of the Plan at a special meeting of the holders of shares of Common Stock (the "Meeting"), the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

     2. Cessation of Business Activities. After the Adoption Date and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities, except for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and to gradually settle and close the business of the Company, to dispose of and convey the property of the Company, to discharge the liabilities of the Company and to distribute to the stockholders of the Company any remaining assets, but not for the purpose of continuing the business for which the Company was organized. No later than 30 days following the Adoption Date, the Company shall file a Form 966 with the Internal Revenue Service.

     3. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company and in accordance with the provisions hereof, the Company shall hire or retain, at the discretion of the Board of Directors, such employees and consultants as the Board of Directors deems necessary or desirable to supervise the dissolution.

     4. Liquidation Process. From and after the Adoption Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

          (a) Liquidation of Assets. The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 7), or (ii) collect, sell, exchange or otherwise dispose of its remaining property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the stockholders, without any further vote or action by the Company's stockholders. The Company shall comply with applicable laws and requirements in connection with the liquidation of its assets, including, without limitation, the DGCL and laws relating to privacy policies. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piece-meal basis to numerous buyers. The Company shall not be required to obtain appraisals or other third-party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

          (b) Payment Obligations. The Company shall, as determined by the Board of Directors, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. Such claims shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets of the Company. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees (as defined in Section 7), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

          (c) Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (b) above, shall be distributed by the Company pro-rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.

     5. Cancellation of Stock. The distributions to stockholders pursuant to Sections 4, 7 and 8 shall be in complete redemption and cancellation of all of the outstanding shares of Common Stock. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to the Trust or (iii) the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     6. Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 7) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     7. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the stockholders in accordance with the provisions hereof, as a final liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the stockholders, including without limitation non-cash assets and assets held on behalf of stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as required herein or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the Federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve.
The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4(b) hereof including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(c) of this Plan. Any such conveyance to the Trustees shall be treated for federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 7 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of the Plan by a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

     8. Timing of Distribution. Whether or not a Trust shall have been previously established pursuant to Section 7, if it should not be feasible for the Company to make the final distribution to its stockholders of all assets and properties of the Company prior to the third anniversary of the filing of its Certificate of Dissolution then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 7.

     9. Certificate of Dissolution. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Dissolution (the "Certificate of Dissolution") in accordance with the DGCL.

     10. Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of the Plan by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan.

     11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of the Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of the Plan. Adoption of the Plan shall constitute approval of such payments by the stockholders of the Company.

     12. Compensation. In connection with and for the purpose of implementing and assuring completion of the Plan, the Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan.

     13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and bylaws and any contractual arrangements, for the actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations hereunder, including seeking an extension in time and coverage of the Company's insurance policies currently in effect.

     14. Modification or Abandonment of the Plan. Notwithstanding authorization or consent to the Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon the Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

     15. Authorization. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or Federal law or regulation to wind up its affairs.

                                   DETACH HERE
--------------------------------------------------------------------------------

                                      PROXY
                                  CONCERO INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                   FOR 2003 ANNUAL MEETING ON DECEMBER 2, 2003

     The undersigned hereby constitutes and appoints Edward C. Ateyeh, Jr., W. Frank King, Ph.D. and Kevin Kurtzman, and each of them singly, with full power of substitution, as proxies to vote and act at the Concero Inc. 2003 Annual Meeting of Stockholders to be held on December 2, 2003 at 9:00 a.m., local time, and at any and all postponements and adjournments thereof (the "Annual Meeting"), upon and with respect to the number of shares of the common stock of Concero Inc., $0.01 par value per share ("Common Stock"), as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote as designated on the reverse side and in favor of the recommendations management on any other matters which may come before the Annual Meeting and any adjournment or postponement thereof and, in their discretion, upon such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, all as further described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. If no such directions are indicated, the proxies or their substitutes will have authority to vote FOR Items 1, 2, 3 and 4.

----------------                                                ----------------
SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
----------------                                                ----------------

Concero Inc.

Dear Stockholder;

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on December 2, 2003. Whether or not you plan to be personally present at the Annual Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised by following the instructions on page two of the accompanying proxy statement. Thank you in advance for your prompt consideration.

Sincerely,

Concero Inc.

                                   DETACH HERE
--------------------------------------------------------------------------------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

1. To approve and adopt the proposed Plan of Liquidation, Dissolution and Distribution and such further actions as may be necessary or desirable to consummate such transaction.

                        FOR   AGAINST   ABSTAIN

                        |_|     |_|       |_|

2.   The election of directors.

          FOR all nominees       WITHHOLD AUTHORITY to   Nominees: Wade E. Saadi
          listed to the right    vote for all nominees             Edward. C. Ateyeh, Jr.
          (except as marked to   listed to the right               W. Frank King, Ph.D
          the contrary)                                            Kevin B. Kurtzman

                |_|                     |_|              For, except vote withheld
                                                         from the following
                                                         nominee(s):______________
                                                         _________________________

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2003.

                        FOR   AGAINST   ABSTAIN

                        |_|     |_|       |_|

4. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.

                        FOR   AGAINST   ABSTAIN

                        |_|     |_|       |_|

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 31, 2003 relating to the Annual Meeting is hereby acknowledged.

MARK HERE FOR ADDRESS CHANGE AND NOTE IMMEDIATELY BELOW : |_|

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by an authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature: ____________________________________     Date: ______________________

Signature: ____________________________________     Date: ______________________